UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 14, 2008

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	13-5671924
(STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	(IRS EMPLOYER OF INCORPORATION)

2500 N.W. 79TH AVE., SUITE 220, DORAL, FLORIDA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(305) 477-8722
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase and Sale Agreement

On or about March 14, 2008, Calypso Wireless, Inc., a Delaware corporation (the “Company”), and certain shareholders of the Company, represented by an agent (collectively the “Sellers”) entered into a Purchase and Sale Agreement (the “Agreement”) with certain investors, represented by an agent (the “Buyers”).  Pursuant to the Agreement, the Sellers sold  37,500,000 shares of common stock of the Company which they held to the Buyers.  Additionally, the Sellers transferred an aggregate of 10,000,000 shares of common stock to various consultants in connection with the Agreement and the release of the Lawsuits (defined below), including Coastal Bend Capital, LLC (with whom the Company’s new sole officer and Director, Richard Pattin serves as a consultant)(see below under Item 5.02) the “Consultants Shares”) and additional shares of common stock to Drago Daic with whom the Company was involved in a lawsuit as described below.

Pursuant to the Agreement, the Buyers paid $1,687,500 (or $0.045 per share) for the 37,500,000 shares, which were to be sold in three different tranches pursuant to the Agreement, and of which a total of 30,937,311 shares have been sold for $1,392,170 (the “Purchase Price”), and a total of 6,562,689 shares remain to be sold for an aggregate of $295,321, in the near future pursuant to the terms of the Agreement. A portion of the Purchase Price was paid to Drago Daic. Shares and cash were provided to Mr. Daic as part of the consideration for the settlement of Mr. Daic’s lawsuit against the Company and judgment obtained thereto, in the 151st Judicial District of Harris County, Texas (the “Daic Lawsuit”). A condition precedent to the consummation of the transactions contemplated by the Agreement was the settlement of all legal actions and a complete release by Drago Daic et. al. in regards to all claims, any and all judgments, collection efforts and/or legal actions against Mr. Carlos H. Mendoza, but excluding David Davila (another of the defendants), through the Daic Lawsuit, as described in greater detail below.

Additionally, pursuant to the Agreement, the Sellers agreed to use their best efforts to affect the resignation of the then current Board of Directors and officers of the Company and the appointment of a new Board of Directors recommended by the Buyers, which has been affected to date, as described below.  Finally, the Agreement provided that a total of $301,600 of the expenses of the Company which were paid by various parties over the past several months were assumed by the Sellers and the repayment of such expenses are the sole liability of the Sellers.

In connection with the Agreement, the Sellers acknowledged that they are not “affiliates” of the Company, they were not under common control; and that the shares sold were free and clear of any encumbrances.

Settlement of Albosta Lawsuit

An additional prerequisite to the consummation of the transactions contemplated by the Agreement was the entry into a Settlement Agreement and General Release (“Albosta Release”) of the lawsuit by Michael A. Albosta, et. al. against certain former officers, directors and related parties of the Company, which was brought in the 281st Judicial District Court of Harris County, Texas (the “Albosta Lawsuit”).  The Albosta Release was executed by all of the parties thereto in April 2008, and provides that the plaintiffs and the defendants in the lawsuit dismissed each other from any and all claims, actions, causes of action, damages and losses, whatsoever.  In connection with the Albosta Release, the Albosta Lawsuit has been dismissed as of the date of this report.

Settlement with Drago Daic

On or around April 3, 2008, the Company entered into a Settlement Agreement with Drago Daic and various parties controlled by Mr. Daic in connection with the Drago Lawsuit (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the Company agreed to pay Mr. Daic and his attorney, Jimmy Williamson, PC (collectively “Daic”), an aggregate of $100,000 in cash, which funds the Company borrowed from an investor in April 2008 and have been paid to Daic to date; the Company provided Daic a promissory note in the amount of $900,000 payable on May 3, 2008 (thirty days from the closing of the Settlement Agreement), which note has not been paid to date; a promissory note in the amount of $350,000 payable on June 3, 2008 (sixty days from the closing of the Settlement Agreement), which note has not been paid to date; and a promissory note in the amount of $1,000,000 payable on April 3, 2009 (one year from the closing of the Settlement Agreement), which note has not been paid to date (collectively the “Daic Notes”).  All of the promissory notes bear interest at the prime rate plus 1% (subject to a total minimum interest rate of 8.5%, regardless of the prime rate then in effect) and if an event of default should occur under any of the promissory notes, such note will bear interest at the rate of 18% per annum until paid in full.  The promissory notes can be repaid any time without a prepayment penalty.

Subsequently on or around April 23, 2008, the Company and Mr. Daic entered into a letter agreement (the “Letter Agreement”) whereby the due dates of the Daic Notes were extended by twelve (12) days.  Thus, the $900,000 promissory note is payable on May 15, 2008, the $350,000 promissory note is payable on June 14, 2008 and the $1,000,000 promissory note is payable on April 15, 2009.  Besides the change in the due dates, all other terms and conditions of the Daic Notes were unchanged by the Letter Agreement.

Additionally in connection with the Settlement Agreement, the Company entered into an Assignment Agreement with Respect to Undivided Interest in Patents in favor of Daic (the “Assignment”), and  assigned the “ASNAP Patent” (United States Patent No. US 6,680,923 B1, U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCT/US01/07528) and “Baxter Patents” (United States Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439) held by the Company (collectively the “Patents”); entered into a Patent Mortgage and Security Agreement, pursuant to which the Company granted Daic a security interest in the Patents and any proceeds received in connection with the Patents to secure the obligations of the Settlement Agreement and payment of the promissory notes; and agreed to issue Daic 12,000,000 shares of the Company’s newly issued common stock, of which 7,000,000 shares were issued shortly after the parties entry into the Settlement Agreement, and an additional 5,000,000 shares will be issued at such time as the Company is able to increase its authorized but unissued shares of common stock (the “Additional Shares”).  Pursuant to the Settlement Agreement, in the event the Additional Shares are not delivered by July 2, 2008 (ninety days from the parties entry into the Settlement Agreement), the Company shall issue an additional 1,000,000 shares to Daic; in the event the Additional Shares are not issued by August 1, 2008 (one hundred and twenty days from the parties entry into the Settlement Agreement), the Company shall issue an additional 250,000 shares to Daic (1,250,000 total); in the event the Additional Shares are not issued by August 31, 2008 (one hundred and fifty days from the parties entry into the Settlement Agreement), the Company shall issue an additional 250,000 shares to Daic (1,500,000 total); in the event the Additional Shares are not issued by September 30, 2008 (one hundred and eighty days from the parties entry into the Settlement Agreement), the Company shall issue an additional 500,000 shares to Daic (2,000,000 total).

Pursuant to the Assignment, the Company assigned a 25% interest in and to the Patents, or any proceeds arising out of or relating to the Patents; provided that if or when Daic has received an aggregate of $20,000,000 pursuant to the Assignment, Daic shall re-convey the rights to the Patents to the Company pursuant to a Patent Proceeds Assignment, pursuant to which the Company will pay Daic five percent (5%) of the proceeds arising out of or relating to the Patents (including any sale of the Patents) without limit (the “Proceeds Assignment”).

In connection with the Settlement Agreement, the Company and Daic agreed to file an Agreed Order Dismissing Case with Prejudice in connection with the Bill of Review Lawsuit and an Agreed Order Dismissing Turnover Relief in the Daic Lawsuit, which the parties anticipate being filed shortly after the filing of this Report.  Following the issuance of the Additional Shares (and any other shares due to Daic as provided above) and the full payment of the promissory notes (the “Remaining Items”), Daic has agreed to execute a Release of the Daic Judgment as to the Company contingent upon certain requirements being met in the future.

Pursuant to the Settlement Agreement the Company agreed to release Drago Daic and various other parties from any and all causes of action which are known in connection with the Daic Lawsuit and Drago Daic agreed to release the Company from any and all causes of action which are known in connection with the Daic Lawsuit, assuming the delivery of the Remaining Items.

The Company plans to dismiss the lawsuit filed by the Company on December 28, 2007, in the 17th Judicial Circuit Court in Broward County, Florida against Cristian Turrini, the Company’s former Chief Executive Officer; Michael Brennan and Voice to Phone, Inc. (collectively referred to as “Defendants”), seeking to obtain declaratory and injunctive relief arising out of Defendants’ alleged fraud, breach of fiduciary duty and breach of contract shortly after the filing of this report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On or about April 3, 2008, the Company entered into three Notes in favor of Daic, totaling $2,250,000, which are described in greater detail under “Item 1.01 Entry into a Material Definitive Agreement,” above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Settlement Agreement (described above under Item 1.01, Entry into a Material Definitive Agreement), the Company issued Daic seven million (7,000,000) shares of restricted common stock.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended for the above issuance, since the foregoing did not involve a public offering; the recipients are accredited investors; the recipients took the securities for investment and not resale and the Company took appropriate measures to restrict transfer.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the Company’s entry into the Purchase and Sale Agreement (described above under Item 1.01, Entry into a Material Definitive Agreement), on or about April 10, 2008, the Board of Directors appointed Richard S. Pattin as a Director of the Company.  Also, in connection with the Purchase and Sale Agreement, on or about April 14, 2008, each member of the then Board of Directors of the Company, including Julietta Moran, Antonio Zapata and Cheryl L. Dotson, resigned as Directors of the Company (the “Resignations”).  Pursuant to the Resignations, Ms. Dotson also resigned as Chief Financial Officer of the Company.  Following, the Resignations, Richard S. Pattin remained as the sole Director of the Company.  Subsequently on or about April 16, 2008, Mr. Pattin, the sole member of the Board of Directors appointed himself as President and Secretary of the Company, effective April 16, 2008.  As such, Mr. Pattin currently serves as the sole officer and Director of the Company.

Mr. Pattin’s biographical information is described below:

Richard S. Pattin, age 41

Mr. Pattin was appointed as a Director on April 10, 2008 and accepted his appointment on April 16, 2008, and as the Company’s President and Secretary since April 16, 2008.  From May 1992 to April 2008, Mr. Pattin serves as an Account Executive at D.E. Wine Investments.  While there, he has been involved in various investment banking projects.  Mr. Pattin also serves as a consultant to Coastal Bend Capital, LLC.  Mr. Pattin attended Sam Houston State University in Texas, where he received a Bachelors degree in Business Administration in 1991.  Mr. Pattin holds a Series 7, Series 63, and Series 24 registration from the Financial Industry Regulatory Authority (“FINRA” previously the NASD).

An entity controlled by Mr. Pattin personally received 2,000,000 of the Consultants Shares issued to Coastal Bend Capital, LLC in connection with the Purchase and Sale Agreement described above.

The Company plans to fill the vacancies left from the Resignations in the near future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1*	Purchase and Sale Agreement between certain shareholders of the Calypso Wireless, Inc. and certain investors (March 14, 2008).

10.2*	First Supplement to the Purchase and Sale Agreement (April 4, 2008).

10.3*	Settlement Agreement by and between Calypso Wireless, Inc. and Drago Daic (April 3, 2008).

10.4*	$900K Promissory Note between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.5*	$350K Promissory Note between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.6*	$1M Promissory Note between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.7*	Assignment Agreement With Respect To Undivided Interest in Patents between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.8*	Patent Proceeds Assignment between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.9*	Patent Mortgage and Security Agreement between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.10*	Agreed Order of Dismissal of Bill of Review Lawsuit

10.11*	Release of Judgment, Daic Lawsuit (as to Calypso Wireless only)

10.12*	Agreed Order Dismissing Turnover Relief, Daic Lawsuit

10.13*	Albosta Lawsuit Settlement Agreement and Release Agreement

10.14*	Letter agreement between Calypso Wireless, Inc. and Drago Daic

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ Richard S. Pattin
Richard S. Pattin
President

April 23, 2008